Exhibit (a)(1)(xiii)

AMENDED NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)

To Tender Shares of Common Stock

of

LIMITED BRANDS, INC.

Pursuant to its Offer to Purchase dated October 7, 2004, as Amended and Supplemented

THE  TENDER  OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS HAVE BEEN  EXTENDED  AND WILL NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, NOVEMBER 22, 2004, UNLESS THE TENDER OFFER IS FURTHER EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined on page 2), this form, or a form substantially equivalent to this form, must be used to accept the tender offer (as defined on page 2) if (1) certificates for shares of common stock, $0.50 par value per share, of Limited Brands, Inc. and all other documents required by the Amended Letter of Transmittal (as defined on page 2) cannot be delivered to the Depositary or (2) the procedures for book-entry transfer cannot be completed by the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

WACHOVIA BANK, N.A.

By Registered, Certified Mail or First Class Mail:	By Hand or Courier Delivery:	By Facsimile Transmission (for eligible institutions only):
Wachovia Bank, N.A.	Wachovia Bank, N.A.	(781) 380-3388
Securities Processing Center	Securities Processing Center
PO Box 859208	161 Bay State Dr.	For Confirmation Call:
Braintree, MA 02185-9208	Braintree, MA 02184	(781) 843-1833, ext. 200

Delivery of this Amended Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery. Delivery to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) does not constitute valid delivery to the Depositary.

This Amended Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Amended Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Amended Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Limited Brands, Inc. (“Limited Brands”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 7, 2004 (as amended prior to the date of the Supplement (as defined below), the “Original Offer to Purchase”, together with the Supplement to the Offer to Purchase dated November 8, 2004 (the “Supplement”), the “Offer to Purchase”), the Supplement, and related amended Letter of Transmittal dated November 8, 2004 (the “Amended Letter of Transmittal”) the number (indicated below) of shares of common stock, $0.50 par value per share (such shares, together with all other outstanding shares of common stock of Limited Brands, are herein referred to as the “shares”), of Limited Brands, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The Original Offer to Purchase, together with the Supplement and the Amended Letter of Transmittal, as each may be amended or supplemented from time to time, together constitute the tender offer.

NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5 of The Amended Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having Limited Brands purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Limited Brands pursuant to the tender offer. This action will result in receiving a price per share of as low as $25.25 or as high as $29.00. Note that this election could result in your shares being purchased at the minimum price of $25.25 per share.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of The Amended Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by Limited Brands will be purchased at the purchase price. A stockholder who desires to tender shares at more than one price must complete a separate Amended Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT

WHICH SHARES ARE BEING TENDERED

☐	$25.25	☐	$26.00	☐	$26.75	☐	$27.50	☐	$28.25	☐	$29.00
☐	$25.50	☐	$26.25	☐	$27.00	☐	$27.75	☐	$28.50
☐	$25.75	☐	$26.50	☐	$27.25	☐	$28.00	☐	$28.75

ODD LOTS

(See Instruction 6 of the Amended Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 17 of the Amended Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon Limited Brands purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by Limited Brands pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, Limited Brands may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

If shares will be tendered by book-entry transfer:

Name of Tendering     Institution:

Account No.                                                                      at

The Depository Trust Company

SIGN HERE

Signature(s)

Dated:                                                        , 2004

Name(s) of Stockholders:

(Please Type or Print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of shares complies with Rule 14e-4 and (c) to deliver to the Depositary the shares tendered hereby, together with a properly completed and duly executed Amended Letter(s) of Transmittal with any required signature guarantee, unless an Agent’s Message (as defined in the Offer to Purchase) in the case of book-entry transfer is utilized, and any other required documents, all within (3) three New York Stock Exchange, Inc. trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone No.)

Dated:                     , 2004

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE AMENDED LETTER OF TRANSMITTAL.

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